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EXHIBIT 1.1

UNOFFICIAL TRANSLATION OF THE DEED OF AMENDMENT

OF THE ARTICLES OF ASSOCIATION

OF GUCCI GROUP N.V.

        On the eighth day of August two thousand and two appears before me Bartheke Weerstra, candidate civil-law notary, hereinafter referred to as "notaris", acting for Professor Martin van Olffen, notaris (civil-law notary) practicing in Amsterdam, who is absent with leave:

        Allard Reinar van der Veen, candidate civil-law notary, employed by De Brauw Blackstone Westbroek N.V., a limited liability company, with corporate seat in The Hague, with address at: 2596 AL The Hague, the Netherlands, Zuid-Hollandlaan 7, at the office in Amsterdam, born in Bergen (Noord-Holland) on the sixteenth day of August nineteen hundred and seventy-three.

        The person appearing declares that on the fifteenth day of July two thousand and two the general meeting of shareholders of Gucci Group N.V., a limited liability company, with corporate seat in Amsterdam, the Netherlands and address at: 1096 HA Amsterdam, the Netherlands, Amstelplein 1, resolved to amend the articles of association of this company and to authorize the person appearing to execute this deed.

        Pursuant to those resolutions the person appearing declares that he amends the company's articles of association such that these shall read in full as follows

ARTICLES OF ASSOCIATION:

Name, Seat.
Article 1.

1.1.
The name of the company is: Gucci Group N.V.

1.2.
The company is established at Amsterdam.

Objects.
Article 2.

        The objects of the company are:

  a.
  to incorporate, acquire, participate in, finance, manage and to have any other interest in other companies or enterprises of any nature;

  b.
  to raise funds by way of securities, bank loans, bond issues, notes and to borrow in any other way, to lend, to provide guarantees, including guarantees for debts of other persons, to assume commitments in the name of any enterprises with which it may be associated within a group of companies, and to perform all acts which in the broadest sense of the term, may be connected with or may be conducive to the foregoing.

  The company will act as a holding company and will not undertake any other commercial or industrial activity as referred to above.

Share capital. Issuance of Shares. Pre-Emptive rights.
Article 3.

3.1.
The authorized share capital of the company amounts to five hundred and ten million Euro (EUR 510,000,000). It is divided into five hundred million (500,000,000) common shares of one Euro and two Eurocent (EUR 1.02) each. These shares are herein referred to as the "shares".

3.2.
The supervisory board shall have the power to resolve upon the issue of shares and to determine the price and further terms and conditions of such share issue, if and in so far as the supervisory board has been designated by the general meeting of shareholders as the authorized "orgaan" (corporate body) for this purpose. A designation as referred to above shall only be valid for a specific period of no more than five years and may from time to time be extended with a period of not more than five years.

3.3.
If a designation as referred to in paragraph 2 is not in force, the general meeting of shareholders shall have power to resolve upon the issue of shares, but only upon the proposal of and for a price and against such further terms and conditions to be determined by the supervisory board.

3.4.
In the event of a share issue, the shareholders shall have a pre-emptive right in proportion to the number of shares which they own. In respect of the issue of shares there shall be no pre-emptive right to shares issued against a contribution other than in cash or issued to employees of the company or of a group company. The supervisory board shall have the power to limit or exclude any pre-emptive rights to which shareholders shall be entitled, but only if and in so far as it has been granted such authority by the general meeting of shareholders, and provided further that the supervisory board can only exercise such authority if at that time it also has authority to resolve upon the issue of shares. The provisions in the second sentence of paragraph 2 of this article shall equally apply.

3.5.
If a designation as referred to in paragraph 4 is not in force, the general meeting of shareholders shall have power to limit or exclude any pre-emptive rights to which shareholders shall be entitled, but only upon the proposal of the supervisory board.

3.6.
A resolution by the general meeting of shareholders in accordance with paragraphs 4 or 5 of this article requires in order to be validly adopted a majority of at least two-thirds of the votes cast in a meeting of shareholders if less than fifty per cent (50%) of the issued share capital is present or represented.

3.7.
Without prejudice to what has been provided in section 2:80 paragraph 2 Civil Code, shares shall at no time be issued below par. Shares must be fully paid up upon issue.

3.8.
Payment must be made in cash to the extent that no other contribution has been agreed upon. If the company so agrees, payment in cash can be made in a currency other than Dutch currency.

In the event of payment in a foreign currency the obligation to pay is fulfilled to the extend of the amount for which the payment is freely convertible into Dutch currency. The decisive factor is the rate of exchange on the day of payment, or as the case may be after application of the next sentence, on the day mentioned therein.

The company can require payment at the rate of exchange on a certain day within two months prior to the ultimate day on which payment must be made, provided the shares or depositary receipts issued therefor shall immediately upon their issue be admitted to a listing at a stock exchange outside of the Netherlands.

3.9.
This article 3 shall equally apply to the granting of rights to subscribe for shares, but shall not apply to the issue of shares to a person who exercises a previously acquired right to subscribe for shares, in which case no pre-emptive right exists.

All notifications to shareholders must be made in accordance with the provisions relating to the convening of a general meeting as set out in article 26 paragraph 2.

Acquisition by the company of its shares. Cancellation of shares.
Article 4.

4.1.
The company may acquire shares in its own share capital for valuable consideration if and in so far as:

a.
its "eigen vermogen" (shareholders equity) less the purchase price to be paid by the company for such shares is not less than the aggregate amount of the paid up and called up share capital and the reserves which must be maintained pursuant to the law;

b.
the aggregate par value of the shares in its share capital which the company acquires, (already) holds or on which it holds a right of pledge, or which are held by a subsidiary of the company, amounts to no more than one-tenth of the aggregate par value of the issued share capital; and

c.
the general meeting of shareholders has authorized the managing board to acquire such shares, which authorization shall be valid for no more than eighteen months on each occasion, notwithstanding any further applicable statutory provisions and the provisions of these articles of association.

4.2.
Shares thus acquired may again be disposed of by the company. Notwithstanding what has been provided in paragraph 1 of this article, the managing board shall not cause the company to acquire shares in its own share capital or dispose of such shares without the prior approval of the supervisory board.

If depositary receipts for shares in the share capital of the company have been issued, such depositary receipts shall for the application of the provisions of paragraphs 1 and 2 be treated as shares.

4.3.
In the general meeting no votes may be cast in respect of (a) share(s) held by the company or by a subsidiary of the company. No votes may be cast in respect of a share the depositary receipt for which is held by the company or by a subsidiary of the company. However, the holders of a right of "vruchtgebruik" (usufruct) and the holders of a right of pledge on shares held by the company or by a subsidiary of the company, are nonetheless not excluded from the right to vote such shares, if the right of usufruct or the right of pledge was granted prior to the time such share was acquired by the company or by a subsidiary of the company. Neither the company nor a subsidiary of the company may cast votes in respect of a share on which it holds a right of usufruct or a right of pledge.

Shares in respect of which voting rights may not be exercised by law or by these articles of association shall not be taken into account when determining to what extent the shareholders have cast their votes, to what extent they are present or represented at the general meeting or to what extent the share capital is provided or represented.

4.4.
Upon the proposal of the supervisory board the general meeting of shareholders shall have power to decide to cancel shares acquired by the company in its own share capital or depositary receipts of shares in its own share capital, subject however to applicable statutory provisions.

4.5.
Shares which the company holds in its own share capital shall not be counted when determining the division of the amount to be distributed on shares.

Shares. Share certificates.
Article 5.

5.1.
Shares shall be in registered form only and shall be available:

(i)
either in the form of an entry in the share register without issue of a share certificate; shares of this type are referred to in these articles of association as type I shares; or

(ii)
at the discretion of the supervisory board, in the form of an entry in the share register with issue of a share certificate, which share certificate shall consist of a "mantel" (main part) only; shares of this type are referred to in these articles of association as type II shares and share certificates.

5.2.
Type II share certificates shall be available in such denominations as the supervisory board shall determine.

5.3.
On behalf of the company, all share certificates shall be signed by or on behalf of a managing director; the signature may be effected by printed facsimile. In addition all share certificates may be validly signed on behalf of the company by one or more persons designated by the managing board for that purpose.

5.4.
All share certificates shall be identified by numbers and/or letters.

5.5.
The supervisory board can determine that for the purpose to permit or facilitate trading of shares at a foreign stock exchange, share certificates shall be issued in such form as the supervisory board may determine, in order to comply with the requirements set by such foreign exchange.

5.6.
The expression "share certificate" as used in these articles of association shall include a share certificate in respect of more than one share.

Missing or damaged share certificates.
Article 6.

6.1.
Upon written request by or on behalf of a shareholder, missing or damaged share certificates may be replaced by new share certificates bearing the same numbers and/or letters, provided the shareholder who has made such request, or the person making such request on his behalf, provides satisfactory evidence of his title and, in so far as applicable, the loss of the share certificates to the supervisory board, and further subject to such conditions as the supervisory board may deem appropriate.

6.2.
If, as and when the supervisory board deems such appropriate, the replacement of missing share certificates may be made subject to the publication of the request, also stating the numbers and/or letters of the missing share certificates, in at least three daily published newspapers to be designated by the supervisory board and—if shares in the capital of the company have been admitted to the official quotation of the Stock Exchange in Amsterdam—in the "Officiële Prijscourant (Official Pricelist) van Euronext Amsterdam N.V.", which publication must be repeated twice at intervals of at least one month. In such case new share certificates may not be issued until six months have expired since the last publication, unless the original share certificates have been previously produced to the company.

6.3.
The issue of a new share certificate shall render the share certificates which it replaces invalid.

Share register.
Article 7.

7.1.
With due observance of the applicable statutory provisions in respect of registered shares, a share register shall be kept by or on behalf of the company, which register shall be regularly updated and, at the discretion of the managing board, may, in whole or in part, be kept in more than one copy and at more than one address.

Part of the register may be kept abroad in order to comply with applicable foreign statutory provisions or applicable provisions set by a foreign stock exchange.

7.2.
Each shareholder's name, his address and such further information as required by law and such further information as the managing board deems appropriate, whether at the request of a shareholder or not, shall be recorded in the register.

7.3.
If shares have been transferred to an affiliated institution as referred to in the Act on securities transactions by giro, ("Affiliated Institution") for the purpose of incorporation in a collective depot as referred to in the Act on securities transactions by giro ("Collective Depot"), or to the central institute as referred to in the Act on securities transaction by giro ("Central Institute") for incorporation in the giro depot as referred to in the Act on securities transactions by giro, ("Giro Depot") the name and address of the Affiliated Institution or Central Institute shall be entered into the shareholders' register, stating the date on which those shares became part of a Collective Depot or the Giro Depot.

7.4.
The form and the contents of the register shall be determined by the managing board with due observance of the provisions of paragraphs 1 and 2 of this article.

The managing board may determine that the register shall vary as to its form and contents according to whether it relates to type I shares or to type II shares.

7.5.
Upon his request a shareholder shall be provided with written evidence of the contents of the register with regard to the shares registered in his name free of charge, and the statement so issued may be validly signed on behalf of the company by a person to be designated for that purpose by the managing board.

7.6.
The provisions of paragraphs 1, 2, 4 and 5 of this article shall equally apply to persons who hold a right of usufruct or a right of pledge on one or more shares.

7.7.
The managing board shall have power and authority to permit inspection of the register and to provide information recorded therein as well as any other information regarding the direct or indirect shareholding of a shareholder of which the company has been notified by that shareholder to the authorities entrusted with the supervision and/or implementation of the trading of securities on a foreign stock exchange on behalf of the company and its shareholders, in order to comply with applicable foreign statutory provisions or applicable provisions set by such foreign stock exchange, if and to the extent such requirements apply to the company and its shareholders as a result of the listing of shares in the share capital of the company on such stock exchange or the registration of such shares or the registration of an offering of such shares under applicable foreign securities laws.

Conversion of shares.
Article 8.

8.1.
The holder of one or more type I shares may, upon his request and at his option, have one or more type II share certificates for the same nominal amount issued to him. If such request regards type I shares which form part of a Collective Depot or the Giro Depot, type I shares will be delivered, which type I shares will subsequently be converted into type II shares.

8.2.
Subject to the provisions of Article 5, the holder of a type II share certificate registered in his name may, after lodging the share certificate with the company, upon his request and at his option have one or more type I shares entered in the share register for the same nominal amount. At the request of such shareholder, shares could be incorporated in a Collective Depot or the Giro Depot.

8.3.
The holder of one or more share certificates may, after lodging the share certificates with the company, upon his request and at his option have issued to him one or more share certificates, of the same type, and for the same nominal amount, each for as many shares as he requests, subject however to the provisions of Article 5 paragraph 2.

8.4.
If in case of a transfer of shares as referred to in article 9 paragraph 2 type II shares are transferred, such shares will be automatically converted into type I shares upon such transfer.

Transfer of shares. Collective Depot. Giro Depot.
Article 9.

9.1.
The transfer of title to shares or the transfer of title to or a termination of a right of usufruct on shares or the creation or release of a right of usufruct or of a right of pledge on shares shall be effected by way of a written instrument, and in accordance with the (further) provisions set forth in section 2:86 Civil Code, or, as the case may be, section 2:86c Civil Code.

If it concerns a type II share, the corresponding share certificate must be delivered to the company. The company can only acknowledge the transfer of a type II share by endorsement on the share certificate or by issuance of a new share certificate to the transferee, at the discretion of the managing board.

9.2.
If a share is transferred for the purpose of incorporation in a Collective Depot, the transfer shall be accepted by the relevant Affiliated Institution. If a share is transferred for incorporation in the Giro Depot, the Central Institute shall accept the transfer. The transfer and acceptance may take place without the co-operation of the other participants in the Collective Depot and without the co-operation of other Affiliated Institutions. Upon issue of new shares, the company may effect the transfer for the purpose of incorporation in respectively the Giro Depot and a Collective Depot to, respectively, the Central Institute and the relevant Affiliated Institute by entering the share in the shareholders' register in the name of the Central Institute respectively the Affiliated Institution, without the co-operation of the other participants in the Collective Depot and of the other Affiliated Institutions, thereby stating the fact that the share has become part of the Giro Depot respectively a Collective Depot.

9.3.
The Company may pursuant to a resolution of the managing board approved by the supervisory board preclude delivery of shares within the meaning of section 26 of the Act on securities transactions by giro. The resolution to that effect may not be invoked against a participant until six months after publication of the resolution in at least one national newspaper. The Company may revoke the resolution by way of a resolution of the managing board approved by the supervisory board. In such a case, delivery may take place from the day following that of the announcement of that resolution in at least one national newspaper.

9.4.
An Affiliated Institution may transfer shares for the purpose of incorporation into the Giro Depot and, to the extent that delivery has not been precluded, deliver from a Collective Depot without the co-operation of the other participants. The Central Institute may, to the extent that delivery has not been precluded, deliver from the Giro Depot for incorporation in a Collective Depot without the co-operation of the other participants.

9.5.
The provisions of paragraph 1 of this article shall equally apply to (i) the allotment of shares in the event of a judicial partition of any community of property, (ii) the transfer of a share as a consequence of foreclosure of a right of pledge and (iii) the creation of limited rights in rem on a share.

9.6.
Any requests made pursuant to and in accordance with the provisions of articles 6, 7, 8 and this article 9 may be sent to the company at such address(es) as to be determined by the managing board, at all times including an address in the municipality or city where a stock exchange on which shares in the share capital of the company are listed has its principal place of business.

9.7.
The company is authorized to charge such amounts as may be determined by the managing board provided they do not exceed cost price, to persons who have made a request pursuant to and in accordance with the provisions of articles 6, 7, 8 and this article 9.

Usufructuaries. Pledgees. Holders of depositary receipts.
Article 10.

10.1.
The usufructuary, who in conformity with the provisions of section 2:88 Civil Code has no right to vote, and the pledgee who in conformity with the provisions of section 2:89 Civil Code has no right to vote, shall not be entitled to the rights which by law have been conferred on holders of depositary receipts for shares issued with the cooperation of the company.

10.2.
Where in these articles of association persons are mentioned who are entitled to attend meetings of shareholders, this shall include the holders of depositary receipts for shares issued with the cooperation of the company, and persons who in pursuance of section 2:88.4 Civil Code or section 2:89.4 Civil Code have the rights that by law have been conferred on holders of depositary receipts for shares issued with the cooperation of the company.

Managing board.
Article 11.

11.1
The company shall be managed by a managing board consisting of one or more managing directors under the supervision of the supervisory board. The number of members of the managing board shall be determined by the supervisory board. A managing director shall be appointed for the period commencing on the date set forth in the resolution whereby he is appointed up to the date:

(i)
he resigns;

(ii)
he dies;

(iii)
of the annual general meeting of shareholders which must be held by virtue of section 2:108.2 Civil Code, in the following financial year; or

(iv)
the resolution of the general meeting of shareholders of his dismissal has effect,

provided however that the managing director remains in function until the date that the resolution of the general meeting of shareholders to appoint his successor has effect, unless:

a.
the general meeting of shareholders resolves otherwise; or

b.
the supervisory board resolved to decrease the number of managing directors as a result of which no vacancy will occur.

11.2.
Managing directors shall be appointed by the general meeting of shareholders upon the supervisory board having made a non-binding nomination for each vacancy.

11.3.
Without prejudice to the provisions of article 27 paragraph 2, the supervisory board may include its non-binding nomination(s) on the agenda for a general meeting of shareholders.

11.4.
With due observance of these articles of association, the supervisory board may adopt a "directiereglement" (rules governing the internal organisation, hereinafter the "management rules") and the supervisory board shall have authority to amend the management rules from time to time.

Furthermore, the supervisory board may divide the duties among the managing directors, whether or not by way of a provision to that effect in the management rules. The management rules shall include directions to the managing board concerning the general financial, economic, personnel and social policy of the company, to be taken into consideration by the managing board in the performance of its duties.

11.5.
The supervisory board shall determine the salary, the bonus, if any, and the other terms and conditions of employment of the managing directors.

Suspension or dismissal of managing directors.
Article 12.

12.1.
The general meeting of shareholders shall at all times be entitled to suspend or dismiss a managing director.

12.2.
The supervisory board shall also at all times be entitled to suspend (but not to dismiss) a managing director. Within three months after a suspension of a managing director has taken effect, a general meeting of shareholders shall be held, in which meeting a resolution must be adopted to either terminate or extend the suspension for a maximum period of another three months. If neither such resolution is adopted nor the general meeting of shareholders has resolved to dismiss the managing director, the suspension shall terminate after the period of suspension has expired.

The managing director shall be given the opportunity to account for his actions at that meeting.

Representation.
Article 13.

13.1.
The entire managing board as well as each managing director acting individually may represent the company and bind it vis-a-vis third parties.

13.2.
The managing board may grant special and general powers of attorney to persons, whether or not such persons are employed by the company, authorizing them to represent the company and bind it vis-à-vis third parties. The scope and limits of such powers of attorney shall be determined by the managing board. The managing board may in addition grant to such persons such titles as it deems appropriate.

13.3.
The managing board shall have power to enter into and perform agreements and all "rechtshandelingen" (legal acts) contemplated thereby as specified in section 2:94.1 Civil Code in so far as such power is not expressly excluded or limited by any provision of these articles or by any resolution of the supervisory board.

Chairman of the managing board. Resolutions of the managing board.
Article 14.

14.1.
The supervisory board shall appoint one of the managing directors as chairman of the managing board, who shall have the title of Chief Executive Officer.

14.2.
Resolutions of the managing board shall be validly adopted, if adopted by simple majority of votes, at least one of whom so voting in favor of the proposal must be the chairman. Each managing director has the right to cast one vote. In case of absence a managing director may issue a proxy, however, only to another managing director.

14.3.
The managing board may adopt its resolutions in writing without holding a meeting, provided that the proposals for such resolutions have been communicated in writing to all managing directors and no managing director has objected to this method of adoption of a resolution.

14.4.
A certificate signed by a managing director confirming that the managing board has adopted a particular resolution, shall constitute evidence of such resolution vis-à-vis third parties.

14.5.
The management rules shall include provisions on the manner of convening board meetings and the internal procedure at such meetings. These meetings may be held by telephone conference communications, as well as by video communications, provided all participating managing directors can hear each other simultaneously.

Mandatory prior approval for management action.
Article 15.

15.1.
Without prejudice to any other applicable provisions of these articles of association, the managing board shall require the prior approval of the supervisory board for any action specified from time to time by a resolution to that effect adopted by the supervisory board, of which the managing board has been informed in writing.

15.2.
Without prejudice to any other applicable provisions of these articles of association, the managing board shall require the approval of the general meeting of shareholders if required by law and the provisions of these articles of association, as well as for such resolutions as are clearly defined by a resolution to that effect adopted by the general meeting of shareholders, of which the managing board has been informed in writing.

Prevented from acting.
Article 16.

        In case a managing director is "belet of ontstent" (prevented from acting), the remaining managing directors or managing director shall temporarily be responsible for the entire management. In case all managing directors are, or the only managing director is prevented from acting, one or more persons appointed by the supervisory board for this purpose shall be temporarily responsible for the management.

Supervisory board.
Article 17.

17.1.
The supervisory board shall be responsible for supervising the policy pursued by the managing board and the general course of affairs of the company and the business enterprise which it operates. The supervisory board shall assist the managing board with advice relating to the general policy aspects connected with the activities of the company. In fulfilling their duties the supervisory directors shall serve the interests of the company and the business enterprise which it operates.

17.2.
The managing board shall provide the supervisory board in good time with all relevant information as well as with all other information as the supervisory board may request, in connection with the exercise of its duties.

Number of supervisory directors. Appointment.
Article 18.

18.1.
The supervisory board shall consist of such number of members as the general meeting of shareholders may from time to time determine, with a minimum of three members. Without prejudice to the last sentence of this paragraph, supervisory directors shall be appointed by the general meeting of shareholders upon the supervisory board having made a non-binding nomination for each vacancy.

Whenever a supervisory director must be appointed by the general meeting of shareholders, shareholders representing at least one-tenth of the issued share capital, shall be invited to make a non-binding nomination for each vacancy.

If in the course of a financial year one or more supervisory directors cease to be in office, the supervisory board may fill such vacancies with a maximum of one third of the original number.

18.2.
Each supervisory director shall be appointed for the period commencing on the date set forth in the resolution whereby he is appointed up to the date:

(i)
he resigns;

(ii)
he dies;

(iii)
of the annual general meeting of shareholders which must be held by virtue of section 2:108.2 Civil Code, in the following financial year; or

(iv)
the resolution of his dismissal by the one who appointed such supervisory director, has effect,

provided however that the supervisory director remains in function until the date that the resolution of the general meeting of shareholders to appoint his successor has effect, unless the general meeting of shareholders resolves otherwise.

18.3.
Without prejudice to the provisions of article 27, paragraph 2, the supervisory board or, as the case may be, the shareholders(s) referred to in the third sentence of paragraph 1 of this article may include their non-binding nomination(s) on the agenda for a general meeting of shareholders.

18.4.
The supervisory board shall appoint one of its members as its chairman.

18.5.
Whenever a supervisory director must be appointed the information referred to in section 2:142.3 Civil Code shall be made available to the shareholders for their prior inspection.

Organization of the supervisory board.
Article 19.

19.1.
With due observance of these articles of association, the supervisory board may adopt a "commissarissen reglement" (rules governing the internal organization of the supervisory board, hereinafter the "supervision rules") and it may further establish such committees as it shall deem appropriate, provided that the powers and authority of such committees are set forth in the supervision rules.

19.2.
The supervisory board may decide that one or more of its members shall have access to all premises of the company and that they shall be authorized to examine all books, correspondence and other records and to be fully informed of all actions which have taken place.

19.3.
At the expense of the company, the supervisory board may obtain such advice from experts as the supervisory board deems desirable for the proper fulfillment of its duties.

19.4.
If there is only one supervisory director in office, such supervisory director shall have all rights and obligations granted to and imposed on the supervisory board and the chairman of the supervisory board by law and by these articles of association. The managing board shall in that event as soon as possible convene a general meeting, and take such other action as shall be required by law and these articles of association, in order to appoint at least two new supervisory directors.

Suspension or dismissal of supervisory directors.
Article 20.

20.1.
The general meeting of shareholders respectively the supervisory board shall at all times be entitled to suspend or dismiss the supervisory director appointed by her/him.

20.2.
Within three months after a suspension of a supervisory director has taken effect, a general meeting of shareholders respectively a meeting of the supervisory board shall be held, in which meeting a resolution must be adopted to either terminate or extend the suspension for a maximum period of another three months. If neither such resolution is adopted nor the general meeting of shareholders respectively the supervisory board has resolved to dismiss the supervisory director, the suspension shall terminate after the period of suspension has expired. The supervisory director shall be given the opportunity to account for his actions at that meeting.

Resolutions by the supervisory board.
Article 21.

21.1.
Without prejudice to any quorum requirements included in the supervision rules and unless otherwise stated in the supervision rules, resolutions of the supervisory board shall require the affirmative vote of a majority of the supervisory directors. Each supervisory director has the right to cast one vote. In case of absence, a supervisory director may issue a proxy, however, only to another supervisory director. The supervisory board may adopt its resolutions in writing without holding a meeting, provided that the proposals for such resolutions have been communicated in writing to all supervisory directors and no supervisory director has objected to this method of adoption of a resolution.

21.2.
A certificate signed by a supervisory director confirming that the supervisory board has adopted a particular resolution, shall constitute evidence of such resolution vis-à-vis third parties.

21.3.
The managing directors shall attend meetings of the supervisory board at the latter's request.

21.4.
The supervisory board shall meet whenever two or more of its members or the managing board so requests. Meetings of the supervisory board shall be convened by the chairman of the supervisory board, either at the request of two or more supervisory directors or at the request of the managing board, or by the supervisory directors requesting the meeting to be held. If the chairman fails to convene a meeting so that it can be held within four weeks of the receipt of the request, the supervisory board members making the request are entitled to convene the meeting.

21.5.
The supervisory rules shall include provisions on the manner of convening board meetings and the internal procedure at such meetings. These meetings may be held by telephone conference communications, as well as by video communications, provided all participating supervisory directors can hear each other simultaneously.

Remuneration of the members of supervisory board.
Article 22.

        The supervisory board shall determine their compensation in a resolution adopted with unanimity of the votes cast in a meeting in which all supervisory directors are present or represented. Expenses incurred by the supervisory directors shall be reimbursed.

Indemnification.
Article 23.

23.1.
The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a supervisory director, managing director, officer or agent of the company, or was serving at the request of the company as a supervisory director, managing director, officer or agent of another company, a partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or out of his mandate. The termination of any action, suit or proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

23.2.
The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the company to procure a judgment in its favor, by reason of the fact that he is or was a supervisory director, managing director, officer or agent of the company, or is or was serving at the request of the company as a supervisory director, managing director, officer or agent of another company, a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably could believe to be in or not opposed to the best interests of the company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

23.3.
To the extent that a supervisory director, managing director, officer or agent of the company has been successful on the merits or otherwise in defense of any action, suit of proceeding, referred to in paragraphs 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonable incurred by him in connection therewith.

23.4.
Any indemnification by the company referred to in paragraphs 1 and 2 shall (unless ordered by a court) only be made upon a determination that indemnification of the supervisory director, managing director, officer or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in paragraphs 1 and 2. Such determination shall be made:

  (a)
  either by the supervisory board by a majority vote in a meeting consisting of supervisory directors who were not parties to such action, suit or proceeding; or

  (b)
  if the majority referred to under (a) adopts a resolution to that effect, by independent legal counsel in a written opinion; or

  (c)
  by the general meeting of shareholders.

23.5.
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding upon a resolution of the supervisory board with respect to the specific case upon receipt of an undertaking by or on behalf of the supervisory director, managing director, officer or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this article.

23.6.
The indemnification provided for by this article shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under any by-laws, agreement, resolution of the general meeting of shareholders or of the disinterested managing directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a supervisory director, managing director, officer or agent and shall also inure to the benefit of the heirs, executors and administrators of such a person.

23.7.
The company shall have the power to purchase and maintain insurance on behalf of any person who is or was a supervisory director, managing director, officer or agent of the company, or is or was serving at the request of the company as a supervisory director, managing director, officer, employee or agent of another company, a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this article.

23.8.
Whenever in this article reference is made to the company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its supervisory directors, managing directors, officers and agents, so that any person who is or was a supervisory director, managing director, officer or agent of such constituent company, or is or was serving at the request of such constituent company as a supervisory director, managing director, officer or agent of another company, a partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

General meeting of shareholders.
Annual general meeting of shareholders.
Article 24.

24.1.
The annual general meeting of shareholders shall be held within six months after the close of the financial year.

24.2.
At this general meeting of shareholders the following subjects shall be considered:

a.
the written annual report prepared by the managing board on the course of business of the company and the conduct of its affairs during the past financial year, and the report of the supervisory board on the annual accounts;

b.
the adoption of the annual accounts;

c.
the granting of discharge to the managing directors and the supervisory directors with respect to the performance of their duties in the past financial year;

d.
the appointment of a managing director, in accordance with the provisions of article 11;

  e.
  the appointment of a supervisory director, in accordance with the provisions of article 18; and

  f.
  the proposals placed on the agenda by the managing board or by the supervisory board, together with proposals made by shareholders in accordance with the provisions of these articles of association.

Extraordinary general meetings of shareholders.
Article 25.

25.1.
Extraordinary general meetings of shareholders shall be held as often as deemed necessary by the supervisory board and shall be held if one or more shareholders and other persons entitled to attend such meetings jointly representing at least one-tenth of the issued share capital make a written request to that effect to the managing board or supervisory board, specifying in detail the business to be considered.

25.2.
If the managing board or the supervisory board fail to comply with a request referred to in paragraph 1 of this article in such manner that the general meeting of shareholders can be held within six weeks after the request, the persons who have made the request may convene the meeting themselves.

Place and notice of the general meetings of shareholders.
Article 26.

26.1.
General meetings of shareholders shall be held at Amsterdam, Haarlemmermeer (Schiphol Airport), Rotterdam or The Hague. The notice convening the meeting shall inform the shareholders and other persons entitled to attend the general meeting of shareholders accordingly.

26.2.
The notice convening a general meeting of shareholders shall be published by advertisement which shall at least be published in a national daily newspaper and in the event of a quotation, as referred to in article 6 paragraph 2, in the "Officiële Prijscourant (Official Pricelist) van Euronext Amsterdam N.V.".

  In addition, shareholders shall be notified by letter that the meeting is being convened.

26.3.
The notice convening a general meeting of shareholders shall be sent by either the managing board, the supervisory board or the persons who according to the law or these articles of association are entitled thereto.

Notice period. Agenda.
Article 27.

27.1.
The notice convening a general meeting of shareholders shall be sent no later than on the fifteenth day prior to the meeting. The notice shall always contain or be accompanied by the agenda for the meeting.

27.2.
The agenda shall contain such subjects to be considered at the meeting as the person(s) convening the meeting shall decide, and furthermore such other subjects, as one or more shareholders, representing at least one-tenth of the issued share capital, have so requested the managing board or supervisory board in writing, at least five days before the date on which the meeting is convened. No valid resolutions can be adopted at a general meeting of shareholders in respect of subjects which are not mentioned in the agenda.

Chairman of general meetings of shareholders. Minutes.
Article 28.

28.1.
General meetings of shareholders shall be presided by the chairman of the supervisory board. In case of absence of the chairman of the supervisory board the meeting shall be presided by any other person nominated by the supervisory board. The chairman of the meeting shall appoint the secretary of that meeting.

28.2.
The secretary of the meeting shall keep the minutes of the business transacted at the meeting, which minutes shall in evidence of their adoption be signed by the chairman and the secretary.

28.3.
The chairman of the supervisory board may request a "notaris" (civil law notary) to include the minutes of the meeting in a "notarieel proces-verbaal" (notarial report).

Attendance of general meetings of shareholders. Proxies.
Article 29.

29.1.
Every holder of shares that do not belong to a Collective Depot and every beneficiary of a right of usufruct in respect of such shares who is entitled to the voting right on these shares shall be authorized to attend the general meeting of shareholders, either in person or by means of a written proxy, to speak at the meeting and, in as far as this holder is entitled to the voting right, to exercise the voting right if the holder has informed the managing board in writing of his intention to attend the meeting.

29.2.
Every person that is a participant in a Collective Depot shall be authorized to attend the general meeting of shareholders, either in person or by means of a written proxy, to speak to the meeting and, in as far as this person is entitled to the voting right, to exercise the voting right in respect of the number of shares listed in the statement referred to below, if this person has filed a written statement from an Affiliated Institution no later than at the time referred to in paragraph 3 with the office of the company or elsewhere at the place referred to in the notice convening the meeting to the effect that the number of shares mentioned in this statement is part of a Collective Depot and that the person mentioned in the statement is a participant for the number of shares specified and shall continue to be a participant until after the end of the meeting. The provisions of the previous sentence apply accordingly in respect of every beneficiary of a right of usufruct in respect of a share in a Collective Depot, in as far as the rights referred to in the previous sentence are granted to this beneficiary by law.

29.3.
The day on which the company must have received the notification referred to in paragraph 1 of this article and, to the extent applicable, the statement referred to in paragraph 2 of this article, at the latest shall be mentioned in the notice convening the meeting. This day may not be set before the seventh day prior to the day of the meeting.

29.4.
In the event that the rights of assembly in accordance with paragraph 1 and paragraph 2 shall be exercised by a written proxy, in addition to the prescribed notification and, to the extent applicable, the statement referred to in paragraph 2 of this article, the company must have received the power of attorney no later than at the time referred to in paragraph 3.

29.5.
The chairman of the meeting decides with due observance of the provisions of section 2:13 Civil Code upon the admittance of persons other than those who are entitled to do so in accordance with the provisions of this article the exercise of voting rights and the results of voting, as well as any and all matters regarding the proceedings of the general meeting of shareholders.

29.6.
The shareholders and the beneficiary of a right of usufruct who is entitled to the voting right or their proxies who wish to exercise the rights described in paragraph 1 of this article must sign the attendance list.

29.7.
In the event that the voting right on a share has been granted to the beneficiary of a right of usufruct instead of to the shareholder, the shareholder shall also be authorized to attend the general meeting of shareholders and to speak to the meeting, provided that the managing board has been informed of the intention to attend the meeting in accordance with the provisions of paragraph 1.

29.8.
The general meeting of shareholders may adopt rules regarding, inter alia, the length of time for which shareholders may speak. In so far as such rules are not applicable, the chairman may determine the time for which shareholders may speak if he considers this desirable with a view to the orderly proceeding of the meeting.

Adoption of resolutions.
Article 30.

30.1.
Unless otherwise stated in the law or these articles, resolutions shall be validly adopted if adopted by a simple majority of votes. Blank and invalid votes shall not be counted. The chairman shall decide on the method of voting and on the possibility of voting by acclamation.

30.2.
If the voting concerns the appointment of a person and more than one person has been nominated for appointment, then votes shall be taken until one of the nominees has obtained a simple majority of the votes cast. The further votes may, at the chairman's discretion, be taken at a subsequent meeting.

30.3.
Except as provided in paragraph 2, in case of an equality of the votes cast the supervisory board shall decide.

30.4.
Shareholders may adopt a resolution which they can adopt at a meeting, without holding a meeting. Such a resolution shall only be valid if all shareholders entitled to vote have cast their votes in writing, by cable, by telex or by telecopier in favor of the proposal concerned. The shareholders who have adopted a resolution without holding a meeting, shall forthwith inform the managing board and the supervisory board of the resolution so adopted.

Voting right per share.
Article 31.

        At the general meeting of shareholders each share shall confer the right to cast one vote, unless the law or the articles of association provides otherwise.

Annual accounts. Report of the managing board and distributions
Article 32.

32.1.
The financial year of the company shall run from the first day of February up to and including the thirty-first day of January of the following year.

32.2.
Each year the managing board shall cause annual accounts to be drawn up, consisting of a balance sheet as at the thirty-first day of January and a profit and loss account in respect of the preceding financial year, together with the explanatory notes thereto. The managing board shall furthermore prepare a report on the course of business of the company in the preceding year.

32.3.
The managing board shall draw up the annual accounts in accordance with applicable generally accepted accounting principles and all other applicable provisions of the law.

32.4.
The supervisory board shall determine what portion of the profit—the positive balance of the profit and loss account—shall be retained by way of reserve, with due observance of applicable provisions of law relating to "wettelijke" (statutory) reserves.

32.5.
The supervisory board shall on behalf of the company, cause the annual accounts to be examined by one or more registered accountant(s) designated for the purposes by the general meeting of shareholders or other experts designated for the purpose in accordance with section 2:393 Civil Code. The auditor or the other expert designated shall report on his examination to the supervisory board and the managing board and shall issue a certificate containing the results thereof. The supervisory board shall ensure that the report on the annual accounts shall be available at the offices of the company for the shareholders.

32.6.
Copies of the annual accounts, the annual report of the managing board, the report of the supervisory board, and the information to be added to each of such documents pursuant to the law shall be made freely available at the office of the company for the shareholders and the other persons entitled to attend meetings of shareholders and—in the event of a quotation, as referred to in article 6 paragraph 2—at a bank institution in Amsterdam, to be mentioned in the notice calling the general meeting, as from the date of the notice convening the general meeting of shareholders at which meeting they shall be discussed, until the close thereof.

Distributions to shareholders.
Article 33.

33.1.
The remaining portion of the profit after application of article 32, paragraph 4, shall be at the disposal of the supervisory board.

33.2.
The supervisory board shall have authority either to distribute that remaining portion of the profits in cash or in shares in the company, or in a combination thereof.

33.3.
The company can only declare distributions in so far as its "eigen vermogen" (shareholders equity) exceeds the amount of the paid up and called portion of the share capital, plus the "wettelijke" (statutory) reserves.

Distributions charged to share premium reserve or other reserves.
Article 34.

34.1.
Notwithstanding the provisions of article 33, paragraph 3, the supervisory board may cause the company to declare distributions out of the share premium reserve or out of any other reserve shown in the annual accounts, not being a "wettelijke" (statutory) reserve, with due observance of the provisions of paragraph 2.

34.2.
The supervisory board may cause the company to declare distributions to shareholders pursuant to article 33, article 34, paragraph 1 and article 35 in full or partially in the form of shares in the share capital of the company.

Interim dividends.
Article 35.

        Subject to the provisions of section 2:105.4 Civil Code, the supervisory board may resolve to declare an interim dividend on the shares.

Distributions.
Article 36.

36.1.
Distributions pursuant to article 33, article 34 or article 35 shall be payable as from a date to be determined by the supervisory board. The date of payment set in respect of type I shares may differ from the date of payment set in respect of shares for which type II share certificates are outstanding.

36.2.
Distributions under article 33, article 34 or article 35 shall be made payable at an address or addresses in the Netherlands, to be determined by the supervisory board, among which in any case—in the event of a quotation, as referred to in article 6, paragraph 2—a place in Amsterdam, as well as at least one address in each other country where the shares of the company are listed on a stock exchange.

36.3.
The supervisory board may determine the method of payment in respect of cash distributions on type I shares.

36.4.
Cash distributions under articles 34, 35 or 36 in respect of shares for which a type II share certificate is outstanding shall, if and to the extent such distributions are made payable only outside the Netherlands, be paid in the currency of the country concerned, converted at the rate of exchange on the Euronext Amsterdam N.V. at the close of business on the day before the date on which the distribution is declared. If and in so far as on the first day on which a distribution is payable, the company is unable, in consequence of Government action or other exceptional circumstances beyond its control, to make payment at the place designated outside the Netherlands or in the relevant foreign currency, the supervisory board may in that event designate one or more places in the Netherlands instead. In such event the provisions of the first sentence of this paragraph shall no longer apply.

36.5.
The company shall only pay dividends and other distributions (irrespective of their form) on shares to those in whose name the shares are registered on the date to be fixed for that purpose by the supervisory board. Such payment discharges the company.

36.6.
If new shares are issued with a preemption right for shareholders, the preemption right may only be exercised by, and the new shares are issued to, the person in whose name the shares are registered in the shareholders' register. In the case of an optional dividend whereby shares are opted for, the provisions in the previous sentence shall apply mutatis mutandis. The managing board may with the supervisory board's approval make an arrangement which deviates from the provisions of the two previous sentences. A transfer of shares in accordance with the provisions of or under this subclause shall discharge the company.

36.7.
Notice of distributions and of the dates and places referred to in the preceding paragraphs of this article shall at least be published in a national daily newspaper and—in the event of a quotation, as referred to in article 6, paragraph 2—in the "Officiële Prijscourant (Official Pricelist) van Euronext Amsterdam N.V." in Amsterdam and abroad in at least one daily newspaper appearing in each of those countries where the shares, on the application of the company, have been admitted for official quotation, and further in such manner as the supervisory board may deem desirable.

36.8.
Distributions in cash under articles 33, 34 or 35 that have not been collected within five years and two days after have become due and payable shall revert to the company.

36.9.
In the case of a distribution in the form of shares in the company under article 34, paragraph 2, those shares shall be added to the share register. To the holders of type II shares, a type II share certificate for a nominal amount equal to the number of shares added shall be issued.

36.10.
The provision of paragraph 5 shall apply equally in respect of distributions—including pre-emptive subscription rights in the event of a share issue—made otherwise than under articles 33, 34 or 35, provided that in addition thereto in the "Staatscourant" (Gazette) shall be announced the issue of shares with a pre-emptive subscription right and the period of time within which such can be exercised.

  Such pre-emptive subscription right can be executed during at least two weeks after the day of notice in the "Staatscourant" (Gazette).

Proposals to amend the articles of association.
Liquidation.
Article 37.

        A resolution to amend the articles of association or to dissolve the company shall only be valid if:

  a.
  such resolution has been proposed to the general meeting of shareholders by the supervisory board; and

  b.
  the complete proposal has been made freely available for the shareholders and the other persons entitled to attend the general meeting of shareholders, at the office of the company and—in the event of a quotation as referred to in article 6, paragraph 2—at a bank in Amsterdam specified in the notice convening the meeting as from the day of notice convening such meeting until the close of that meeting.

Dissolution. Liquidation.
Article 38.

38.1.
If the company is dissolved, the liquidation shall be carried out by the person designated for that purpose by the general meeting of shareholders, under the supervision of the supervisory board.

38.2.
The general meeting of shareholders shall upon the proposal of the supervisory board determine the remuneration payable to the liquidators and to the person responsible for supervising the liquidation.

38.3.
The liquidation shall take place with due observance of the provisions of the law. During the liquidation period these articles of association shall, to the extent possible, remain in full force and effect.

38.4.
The liquidators shall render account in accordance with the provisions of the law.

38.5.
After the company has ceased to exist, the books and records of the company shall remain in the custody of the person designated for that purpose by the liquidators during a seven-year period.

Distribution to shareholders upon dissolution.
Article 39.

        After all liabilities have been settled, including those incidental to the liquidation, the balance shall then be distributed among the shareholders in proportion to the par value of their shares.

Unclaimed distributions upon dissolution.
Article 40.

        Any amounts payable to shareholders or due to creditors which are not claimed within six (6) months after the last distribution was made payable, shall be deposited with the "consignatiekas" (Public Administrator of Unclaimed Debts).

Transitional provisions.
Article 41.

41.1.
Following the amendment of the Company's articles of association, shareholders and holders of a right of usufruct or pledge whose rights are based on a bearer share may not exercise the rights attached to that share as long as they (a) are not registered in the shareholders' register or (b) have not transferred the share to an Affiliated Institution for the purpose of incorporation in a Collective Depot.

41.2.
Registration and transfer as referred to in the previous subclause may take place only against delivery of the share certificates to the Company.

  The Company will make charges for any exchange as referred to above as from the thirty-first day of December two thousand and two.

41.3.
Upon conversion of bearer shares, a shareholder will receive type I shares for the same nominal amount.

        Finally the person appearing declares:

1.
each issued share with a par value of two Dutch guilders and twenty-three cents (NLG 2.23), as set out in the articles of association, which was converted by operation of law into an amount in Euro on the first day of January two thousand and two in accordance with the official exchange rate, is split and converted into one (1) share with a par value of one Euro and two Eurocent (EUR 1.02) each by and through the execution of this deed;

2.
as a consequence of the execution of this deed the issued and paid up share capital of the company amounts to one hundred four million six hundred eighty thousand two hundred and fifty-seven Euro and ten Eurocents (EUR 104,680,257.10); and

3.
according to the resolution of the general meeting of shareholders of the company referred to in the head of this deed, the obligation to further pay up the shares for the amount of eight hundred twenty-nine thousand two hundred and thirty-one Euro and eighty-four Eurocents (EUR 829,231.84) resulting from the change of the par value of the shares as mentioned under 1., shall be satisfied by charging said amount to the share premium reserve.

        The required ministerial declaration of no-objection was granted on twenty July two thousand and two, number N.V. 191.682.

        The ministerial declaration of no-objection is attached to this deed. The adoption of the resolutions referred to in the head of this deed are known by the person appearing as he was present at the annual general meeting referred to in the head of this deed.

        In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.

        Having conveyed the substance of the deed and given an explanation thereto and following the statement of the person appearing that he has taken note of the contents of the deed and agrees with the same, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris, at fifteen hours forty-five minutes.

(signed): A.R. van der Veen, B. Weerstra.

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EXHIBIT 1.1 UNOFFICIAL TRANSLATION OF THE DEED OF AMENDMENT OF THE ARTICLES OF ASSOCIATION OF GUCCI GROUP N.V.
ARTICLES OF ASSOCIATION